As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration statement
under
the securities act of 1933

Zynerba Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 W. Lancaster Avenue, Suite 300 Devon, PA (Address of Principal Executive Offices)	19333 (Zip Code)

ZYNERBA PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Armando Anido
Chairman and Chief Executive Officer
Zynerba Pharmaceuticals, Inc.
80 W. Lancaster Avenue, Suite 300
Devon, PA 19333
(Name and address of agent for service)

(484) 581-7505

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.
Jennifer L. Porter, Esq.
Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 10193
(215) 981-4331

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 1,500,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of Zynerba Pharmaceuticals, Inc. (the "Registrant") that were added to the shares authorized for issuance under the Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan, as amended (the "Plan") for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously filed the Registration Statements on Form S-8 (File Nos. 333- 207973, 333-216968, 333-223597, 333-230182, 333-237051 and 333-256028) with the Securities and Exchange Commission (the "Commission") to register 8,709,030 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 10,209,030 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-207973, 333-216968, 333-223597, 333-230182, 333-237051 and 333-256028) filed with the Commission on November 13, 2015, March 27, 2017, March 12, 2018, March 11, 2019, March 10, 2020 and May 12, 2021, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART ii

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)       The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022;

(b)       The Registrant's Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 4, 2022, February 28, 2022 and March 1, 2022; and

(c)       The description of the Registrant's Common Stock contained in the Form 8-A filed with the Commission on July 30, 2015 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8 Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Certificate of Incorporation of Zynerba Pharmaceuticals, Inc., effective August 10, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-37526) filed on August 10, 2015).
3.2	Amended and Restated By-laws of Zynerba Pharmaceuticals, Inc., effective July 29, 2021 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10-Q (File No. 001-37526) filed on August 9, 2021).
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP (filed herewith).
10.1	Zynerba Pharmaceuticals, Inc. Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(A) to the Registrant's Registration Statement on Form S-l (File No. 333-205355) filed on June 30, 2015).
10.2	Amendment to Amended and Restated 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.19(B) to the Registrant's Amendment No. 1 to Registration Statement on Form S-l (File No. 333-205355) filed on July 23, 2015).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to this Registration Statement).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Devon, Commonwealth of Pennsylvania, on this 1st day of March, 2022.

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Armando Anido
Name:	Armando Anido
Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Armando Anido and James Fickenscher, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Anido	Chief Executive Officer and Chairman of the Board of Directors	March 1, 2022
Armando Anido	(Principal Executive Officer)

/s/ James Fickenscher	Chief Financial Officer	March 1, 2022
James Fickenscher	(Principal Financial and Accounting Officer)

/s/ John Butler	Director	March 1, 2022
John Butler

/s/ Warren D. Cooper	Director	March 1, 2022
Warren D. Cooper

/s/ William J. Federici	Director	March 1, 2022
William J. Federici

/s/ Daniel L. Kisner	Director	March 1, 2022
Daniel L. Kisner

/s/ Kenneth I. Moch	Director	March 1, 2022
Kenneth I. Moch

/s/ Pamela Stephenson	Director	March 1, 2022
Pamela Stephenson